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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           Commission File No. 0-26182

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 AUGUST 19, 1997
                Date of Report (Date of Earliest Event Reported)

                           INTERNATIONAL IMAGING, INC.
             (Exact name of registrant as specified in its charter)




      Delaware                                                  13-3469649
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

One Eseco Road, Cushing, Oklahoma                                  74023
(Address of principal executive offices)                        (Zip Code)

          (918) 225-1266
(Registrant's telephone number, including area code)
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On April 8, 1997, International Imaging, Inc. filed a prenegotiated Joint Plan of Reorganization (the "Reorganization Plan") in the United States Bankruptcy Court for the Western District of Oklahoma (the Court") case no. 97-13285BH. The Reorganization Plan only addresses the reorganization of International Imaging, Inc. and not the Company's wholly owned operating subsidiary, ESECO.

              The Reorganization Plan calls for a one for five reverse stock split and the issuance to the Company's creditors of 500,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock of IMGI in exchange for outstanding debt to related parties of $206,512 and accrued interest of $7,249 recorded as accrued liabilities in the accompanying consolidated balance sheet.

              The Company's Plan was filed in cooperation with the named creditors and has been approved by a majority of the shareholders. The Court approved the Reorganization Plan as modified on August 19, 1997.




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         Pursuant to the regulations of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.



                                        INTERNATIONAL IMAGING, INC.




Date:    August 21, 1997                /s/ Arthur A. Kaminshine
                                        -----------------------------------
                                            Arthur A. Kaminshine, President



Date:    August 21, 1997                /s/ Edward L. Handlin
                                        -----------------------------------
                                            Edward L. Handlin,
                                            Chief Financial Officer




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